EXHIBIT (10q)



 DATE:               October 19, 1998
 TO:                 Richard G. Reiten
 FROM:               D. James Wilson
 SUBJECT:            Retirement Agreement


It is my intention to retire effective July 1, 1999. This memorandum is intended to state the agreement between Richard G. Reiten, President & CEO and me.

(1) Retirement pay will begin on July 1,1999. The payment will be calculated at 65% of my "final pay", the final pay being no less than $150,000, and no early retirement reduction factor will be applied. This will produce a monthly payment at an annual rate of no less than $66,125 under the 100% Joint and Survivor option.


(2) A severance fee of $185,000 will be paid to me in the increments and on the dates listed below:

         a)       $85,000 on July 1, 1999
         b)        50,000 on January 3, 2000
         c)        50,000 on January 4, 2001

         In the event of my death prior to January 5, 2001, these severance fees will be paid to my spouse, or should my spouse not survive me, to my estate.


(3) After July 1, 1999, spousal medical coverage will be available to my spouse under the same circumstances as if my retirement occurred at age
         62. Spousal coverage will continue should I die before my spouse.


(4) I intend to purchase the Company vehicle I am presently driving, under the policy provided for retiring officers. (See Attachment)

D. James Wilson, Retirement Agreement
October 19, 1998
Page 2 of 2




(5) There is no intention in this memo to cover 401K or Deferred Compensation Programs that are provided under separate Company plans.

If this proposal accurately states the understanding between us I would appreciate your signature on this document.





/s/ Richard G. Reiten                                /s/ D. James Wilson
-----------------------------                        -------------------------
Richard G. Reiten                                    D. James Wilson
President & CEO                                      Treasurer & Controller